Exhibit 99.2

RURAL CELLULAR CORPORATION

Offer to exchange $425,000,000 aggregate principal amount of floating rate senior subordinated notes due 2013 for
$425,000,000 aggregate principal amount of
floating rate senior subordinated notes due 2013
that have been registered under the Securities Act of 1933, as amended.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
5:00 P.M., NEW YORK CITY TIME, ON          , 2007, UNLESS EXTENDED.

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

Rural Cellular Corporation (the “Company”) is offering to exchange (the “exchange offer”), upon and subject to the terms and conditions set forth in the enclosed prospectus, dated          , 2007 (the “prospectus”), and the related letter of transmittal (the “letter of transmittal”), $425,000,000 aggregate principal amount of its floating rate senior subordinated notes due 2013 (the “new notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for an equal principal amount of its outstanding floating rate senior subordinated notes due 2013 (the “old notes”). The exchange offer is being made in order to satisfy certain obligations of the Company contained in the registration rights agreement dated as of May 30, 2007, between the Company and the initial purchaser referred to therein.

We urge you to promptly contact your clients for whom you hold old notes registered in your name or in the name of your nominee, or who hold old notes in their own names, regarding the exchange offer.

Enclosed are copies of the following documents:

1. Prospectus dated          , 2007;

2. The letter of transmittal for your use and for the information of your clients;

3. A notice of guaranteed delivery to be used to accept the exchange offer if certificates, if any, for old notes are not immediately available or time will not permit all required documents to reach the exchange agent prior to the expiration date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

4. A form of letter which may be sent to your clients for whose account you hold old notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the exchange offer;

5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (included in the letter of transmittal); and

6. Return envelopes addressed to Wells Fargo Bank, N.A., the exchange agent for the old notes.

Your prompt action is requested. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON          , 2007 (THE “EXPIRATION DATE”), UNLESS EXTENDED BY THE COMPANY. THE OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To participate in the exchange offer, a duly executed and properly completed letter of transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by Wells Fargo Bank, N.A. (the “exchange agent”) by the expiration date, and certificates, if any, representing the old notes must be received by the exchange agent by the expiration date, all in accordance with the instructions set forth in the letter of transmittal and the prospectus.

If holders of old notes wish to tender, but it is impracticable for them to forward their certificates for old notes prior to the expiration of the exchange offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following guaranteed delivery procedures described in the prospectus under “The Exchange Offer — Guaranteed Delivery Procedures.”

The Company will not pay any fees or commissions to you for soliciting tenders of old notes pursuant to the exchange offer. The Company will pay or cause to be paid all transfer taxes, if any, applicable to the tender of old notes pursuant to the exchange offer, except as otherwise set forth in the prospectus and Instruction 6 of the letter of transmittal.

Any inquiries you may have with respect to the exchange offer, or requests for additional copies of the enclosed materials, should be directed to the exchange agent for the old notes, at its address and telephone number set forth on the front of the letter of transmittal.

Very truly yours,

RURAL CELLULAR CORPORATION

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF RURAL CELLULAR CORPORATION OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, OTHER THAN DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS EXPRESSLY CONTAINED THEREIN.